Exhibit 99.1

NEWS RELEASE
	Contacts:	Alan Krenek, Chief Financial Officer
Basic Energy Services, Inc.
432-620-5510

FOR IMMEDIATE RELEASE		Jack Lascar/Sheila Stuewe
DRG&E / 713-529-6600
BASIC ENERGY SERVICES ANNOUNCES
STRONG SECOND QUARTER RESULTS
Revenues up 67% to $184 million
EPS up 94% to $0.64
MIDLAND, Texas — August 10, 2006 — Basic Energy Services, Inc. (NYSE: BAS) (“Basic”) today announced results for the second quarter and six months ended June 30, 2006.
Basic reported net income of $24.5 million, or $0.64 per diluted share, for the second quarter of 2006, compared to $10.7 million, or $0.33 per diluted share, in the same period in 2005. Net income in the second quarter of 2006 included an after-tax loss of $1.7 million, or $0.05 per diluted share, associated with the early extinguishment of debt. During the second quarter of 2006, revenues increased 67% to $183.8 million compared to $109.8 million in the same period in 2005. EBITDA (defined as net income before interest, taxes, depreciation and amortization) for the second quarter of 2006 was $57.2 million, or 31.1% of revenue, compared to $29.1 million, or 26.5% of revenue, in the same period in 2005. EBITDA is a non-GAAP financial measure that is defined and reconciled in note 2 under the accompanying financial tables.
During the first half of 2006, Basic reported net income of $44.2 million, or $1.15 per diluted share, compared to $16.5 million, or $0.51 per diluted share, in the same period in 2005. Included in net income for the first half of 2006 is an after-tax loss of $1.7 million, or $0.05 per diluted share, associated with the early extinguishment of debt. Revenues increased 66% to $338.1 million during the first half of 2006, compared to $203.6 million in the same period in 2005. EBITDA for the first half of 2006 was $104.3 million, or 30.9% of revenue, compared to $49.4 million, or 24.2% of revenue, in the same period in 2005.

Strong market conditions, increased utilization rates, an improved pricing environment and the added contribution of newly integrated acquired companies and assets drove the Company’s solid performance in the second quarter and first half of 2006.
Ken Huseman, Basic’s President and Chief Executive Officer, stated, “We continue to benefit from strong demand for all our services and excellent performance by our management in implementing our growth plans. Our newbuild program, in combination with our selective acquisition strategy has allowed us to expand the range of services provided in most of our market areas.
“We are making substantial investments in new equipment in each of our service lines to improve the performance of the fleet and meet our customers’ demand for more capacity to handle their increased activity levels. In our largest segment, we took delivery of nine newbuild well servicing rigs during the second quarter, bringing our total well servicing rig count to 348 at June 30, 2006. Since October 2004, we have taken delivery of a total of 54 rigs as part of our 102-rig newbuild program, giving us one of the newest fleets in the industry.
“The acquisitions closed in the first quarter were fully integrated in the second quarter and performed to expectations. As discussed in more detail below, we continue to identify and acquire companies to further enhance our market coverage and range of services provided to our customers.”
Business Segment Results
Well Servicing
Well servicing revenues during the second quarter of 2006 increased 51% to $81.2 million compared to $53.9 million in the same period in 2005. During the second quarter of 2006, Basic added nine newbuild rigs and acquired nine rigs in conjunction with the Globe Well Services acquisition. The Company also retired two rigs, bringing its well servicing rig count to 348 as of June 30, 2006. Revenue per rig hour increased 31% to $366 during the second quarter of 2006 compared to $280 in the same period in 2005. Full-fleet rig utilization rates increased to 91.0% in the second quarter of 2006 compared to 88.8% in the same period in 2005. Operating segment profit in the second quarter of 2006 was $35.6 million, or 43.9% of revenue, compared to $20.6 million, or 38.2% of revenue, in the same period in 2005.
Fluid Services
Fluid services revenues in the second quarter of 2006 increased 55% to $48.9 million compared to $31.5 million in the same period in 2005. During the second quarter of 2006, Basic added a net of 38 fluid services trucks, including 19 acquired from Globe Well Services bringing the total number of fluid services trucks to 592 as of June 30, 2006. Average revenue per fluid services truck increased by 21% to $86,000 in the second quarter of 2006 compared to $71,000 in the same period in 2005. Operating segment profit in the second quarter of 2006 was $19.5 million, or 39.9% of revenue, compared to $11.7 million, or 37.0% of revenue, in the same period in 2005.
Drilling & Completion Services
Drilling and completion services revenues during the second quarter of 2006 increased 203% to $40.9 million compared to $13.5 million in the same period in 2005. Operating segment profit in the second quarter of 2006 was $21.8 million, or 53.1% of revenue, compared to $6.6 million, or 49.1% of revenue, in the same period in 2005. The year-over-year improvements were the results of the integration of asset purchases and acquisitions, internal expansion, enhanced utilization rates and better pricing.
Well Site Construction Services
Well site construction services revenues in the second quarter of 2006 increased 18% to $12.9 million compared to $10.9 million in the same period in 2005. Operating segment profit in the second quarter of 2006 was $4.1 million, or 31.5% of revenue, compared to $3.4 million, or 30.8% of revenue, in the same period in 2005.

Capital Expenditures
During the first half of 2006, Basic invested $61.0 million for capital expenditures, including capital leases and excluding acquisitions. This amount included $42.5 million for expansion capital expenditures, including $28.2 million for the well servicing segment and $7.9 million for the fluid services segment. Maintenance capital expenditures amounted to approximately $18.5 million for the first half of 2006.
Recent Events
Basic recently completed the following three acquisitions for a total consideration of approximately $14 million, subject to certain adjustments:
Basic acquired substantially all of the operating assets of Hydro-Static Tubing Testers, Inc. Hydro-Static Tubing Testers operates five tubing testers in the Williston Basin in the Northern Rocky Mountain region and offers nitrogen and helium testing of pipe.
Basic acquired all of the outstanding stock of Hennessey Rental Tools, Inc., which provides well servicing and rental and fishing tool services in north central Oklahoma. This acquisition includes three well servicing rigs and three swab rigs, as well as an array of other rental equipment.
Basic acquired substantially all of the operating assets of Stimulation Services, located in Kilgore, Texas. Basic will integrate these assets, which will allow it to provide acidizing services to the eastern Texas and the western Louisiana oil and gas markets. This transaction increases Basic’s rated horsepower in its pressure pumping operations by 4,300, bringing Basic’s total rated horsepower to 53,000 as of August 1, 2006.
Future Expectations
The following statements are based on Basic’s current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future acquisitions other than those that have previously been disclosed. In addition, the company’s guidance is based on the assumption that current market conditions in Basic’s business segments will continue through the end of 2006. Any material change in market conditions in any of Basic’s business segments could affect its guidance.

Basic currently believes that demand for its services will remain strong and updated its guidance for key operating data ranges for 2006. The guidance ranges are as follows:

Guidance Range for 2006
Well Servicing
Average revenue per rig hour	$365 — $385
Average number of rigs	345 — 350

Fluid Services
Average revenue per fluid services truck	$336,000 — $340,000
Average number of fluid services trucks	570 — 580

Total Company
General and administrative expenses as a percent of total revenue	10.5% — 11.0%
Depreciation and amortization	$60 million to $62 million
EBITDA as a percent of total revenue	31% to 33%
Effective tax rate	36.5% to 37.5%
Basic Energy Services, with a fleet of more than 350 well servicing rigs, provides a range of well site services to oil and gas drilling and producing companies throughout the major oil and gas regions in Texas, Louisiana, Oklahoma, New Mexico and the Rocky Mountain States. Basic is headquartered in Midland, Texas, and is publicly traded on the New York Stock Exchange under the symbol BAS.
For more information, please visit Basic’s website at http://www.basicenergyservices.com.
Conference Call
Basic will host a conference call to discuss its second quarter 2006 results on Friday, August 11, 2006, at 10:00 a.m. Eastern Time (9:00 a.m. Central). To access the call, please dial (303) 262-2138 and ask for the “Basic Energy Services” call at least 10 minutes prior to the start time. The conference call will also be broadcast live via the Internet and can be accessed through the investor relations section of the Basic’s corporate website, http://www.basicenergyservices.com.
A telephonic replay of the conference call will be available until August 18, 2006 and may be accessed by calling (303) 590-3000 and using the pass code 11066854. A web cast archive will be available at www.basicenergyservices.com shortly after the call and will be accessible for approximately 30 days. For more information, please contact Donna Washburn at DRG&E at (713) 529-6000 or email at dmw@drg-e.com.
Safe Harbor Statement
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Basic has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including (i) Basic’s ability to successfully execute, manage and integrate acquisitions, (ii) changes in demand for services and any related material impact on our pricing and utilizations rates and (iii) changes in our expenses, including labor or fuel costs. While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that the transactions will be consummated or that anticipated future results will be achieved. Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise.
-Tables to Follow-

Basic Energy Services, Inc.
Consolidated Statements of Operations and Comprehensive Income
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Revenues:
Well servicing	$81,154	$53,852	$154,619	$98,650
Fluid services	48,861	31,536	91,982	60,839
Drilling and completion services	40,939	13,512	68,394	24,276
Well site construction services	12,879	10,918	23,144	19,866

Total revenues	183,833	109,818	338,139	203,631

Expenses:
Well servicing	45,521	33,273	87,131	61,464
Fluid services	29,343	19,881	55,648	39,119
Drilling and completion services	19,180	6,871	33,034	12,731
Well site construction services	8,820	7,555	16,463	14,663
General and administrative (1)	20,144	13,372	38,149	26,463
Depreciation and amortization	15,122	8,771	27,959	16,818
(Gain) loss on disposal of assets	927	(152)	727	(50)

Total expenses	139,057	89,571	259,111	171,208

Operating income	44,776	20,247	79,028	32,423
Other income (expense):
Interest expense	(4,649)	(3,140)	(7,787)	(6,201)
Interest income	555	98	914	199
Loss on early extinguishment of debt	(2,705)	—	(2,705)	—
Other income	28	62	55	137

Income from continuing operations before income taxes	38,005	17,267	69,505	26,558
Income tax expense	(13,518)	(6,520)	(25,337)	(10,010)

Net income	$24,487	$10,747	$44,168	$16,548

Earnings per share of common stock:
Basic	$0.73	$0.38	$1.32	$0.58

Diluted	$0.64	$0.33	$1.15	$0.51

Comprehensive Income:
Net income	$24,487	$10,747	$44,168	$16,548
Unrealized gains (losses) on hedging activities	(236)	(54)	(236)	260

Comprehensive Income:	$24,251	$10,693	$43,932	$16,808

Other Financial Data:
EBITDA(2)	$57,221	$29,080	$104,337	$49,378
Capital expenditures:
Acquisitions, net of cash acquired	$11,468	$5,976	$98,988	$9,885
Property and equipment	$24,015	$19,405	$48,827	$35,488

	As of
	June 30,	December 31,
	2006	2005
Balance Sheet Data:	(Unaudited)
Cash and cash equivalents	$37,540	$32,845
Net property and equipment	424,720	309,075
Total assets	685,738	496,957
Total long-term debt	245,037	119,241
Total stockholders’ equity	303,939	258,575

	Three months		Six months
	Ended June 30,		Ended June 30,
Segment Data:	2006	2005	2006	2005
Well Servicing
Weighted average number of rigs	341	303	336	298
Rig hours (000’s)	221.8	192.4	430.8	367.7
Rig utilization rate	91.0%	88.8%	89.7%	86.3%
Revenue per rig hour	$366	$280	$359	$268
Segment profits per rig hour	$161	$107	$157	$101
Segment profits as a percent of revenue	43.9%	38.2%	43.6%	37.7%

Fluid Services
Weighted average number of fluid services trucks	568	447	559	443
Revenue per fluid services truck (000’s)	$86	$71	$165	$137
Segment profits per fluid services truck (000’s)	$34	$26	$65	$49
Segment profits as a percent of revenue	39.9%	37.0%	39.5%	35.7%

Drilling and Completion Services
Segment profits as a percent of revenue	53.1%	49.1%	51.7%	47.6%

Well Site Construction Services
Segment profits as a percent of revenue	31.5%	30.8%	28.9%	26.2%
(1)	Includes approximately $875,000 and $768,000 of non-cash compensation expense for the three months ended June 30, 2006 and 2005, respectively. For the six months ended June 30, 2006 and 2005, it includes approximately $1,633,000 and $1,359,000 of non-cash compensation expense, respectively.

(2)	This earnings release contains references to the non-GAAP financial measure of earnings (net income) before interest, taxes, depreciation and amortization or EBITDA. EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, Basic believes EBITDA is a useful supplemental financial measure used by its management and directors and by external users of its financial statements, such as investors, to assess:
•	The financial performance of its assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of its assets to generate cash sufficient to pay interest on our indebtedness; and

•	Its operating performance and return on invested capital as compared to those of other companies in the well servicing industry, without regard to financing methods and capital structure.
EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). EBITDA excludes some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Limitations to using EBITDA as an analytical tool include:
•	EBITDA does not reflect its current or future requirements for capital expenditures or capital commitments;

•	EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, its debt;

•	EBITDA does not reflect income taxes;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in its industry may calculate EBITDA differently than Basic does, limiting its usefulness as a comparative measure.
The following table presents a reconciliation of EBITDA to net income, which is the most comparable GAAP performance measure, for each of the periods indicated:

	Three months		Six months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of EBITDA to Net Income:
Net Income	$24,487	$10,747	$44,168	$16,548
Income taxes	13,518	6,520	25,337	10,010
Net interest expense	4,094	3,042	6,873	6,002
Depreciation and amortization	15,122	8,771	27,959	16,818

EBITDA	$57,221	$29,080	$104,337	$49,378

Contacts:	Alan Krenek, Chief Financial Officer Basic Energy Services, Inc. 432-620-5510 Jack Lascar/Sheila Stuewe DRG&E/713-529-6600 SOURCE Basic Energy Services, Inc.
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